Exhibit 99.3

Premier Healthcare Exchange,

Inc. and Subsidiaries

Consolidated Financial Statements

December 31, 2012 and 2011

Premier Healthcare Exchange, Inc. and Subsidiaries

Table of Contents

December 31, 2012 and 2011

Independent Auditors’ Report

Board of Directors of

Premier Healthcare Exchange, Inc. and Subsidiaries

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Premier Healthcare Exchange, Inc. and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2012 and 2011, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Healthcare Exchange, Inc. and Subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

New York, New York

March 29, 2013

Premier Healthcare Exchange, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2012 and 2011

	2012	2011

Assets

Current Assets
Cash and cash equivalents	$3,941,167	$3,110,092
Trading securities at fair value	—	3,509,848
Accounts receivable, less allowance for doubtful accounts of $85,144 and $68,945 and allowance for claim adjustments of $2,100,822 and $652,529, in 2012 and 2011, respectively	5,218,772	2,618,758
Prepaid expenses and other current assets	534,892	369,073
Deferred income tax asset	531,278	358,000

Total current assets	10,226,109	9,965,771

Property and Equipment at Cost, Net of Accumulated Depreciation and Amortization	1,053,304	813,427

Goodwill	4,633,811	—
Intangibles	2,330,608	143,047
Security Deposits	156,660	110,910

Total assets	$18,400,492	$11,033,155

Liabilities and Stockholders’ Equity

Current Liabilities
Current portion of capital lease obligations	$4,832	$30,809
Current portion of term loan	875,000	—
Accounts payable and accrued expenses	5,624,522	3,687,841
Income taxes payable	381,104	190,000

Total current liabilities	6,885,458	3,908,650

Long-Term Liabilites
Capital lease obligations, less current portion	—	4,832
Term loan obligations, less current portion	2,625,000	—
Deferred income tax liability	266,007	201,000

Total long-term liabilities	2,891,007	205,832

Stockholders’ Equity
Series A Convertible Preferred Stock, par value $0.001 per share, 300,000 shares authorized; issued and outstanding of 257,590 shares in 2012 and 2011 with a liquidation value of $3,500,004	3,144,800	3,144,800
Common stock, par value $0.001 per share, 2,000,000 shares authorized; issued and outstanding of 1,155,000 shares in 2012 and 2011	115	115
Additional paid-in capital	714,359	660,546
Retained earnings	4,764,753	3,113,212

Total stockholders’ equity	8,624,027	6,918,673

Total liabilites and stockholders’ equity	$18,400,492	$11,033,155

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiares

Consolidated Statement of Income

Years Ended December 31, 2012 and 2011

	2012	2011

Revenues, Net	$31,220,969	$19,793,421

Cost of Services	10,455,486	6,272,687

Gross Profit	20,765,483	13,520,734

Operating Expenses
Salaries, payroll taxes and employee benefits	12,489,793	8,486,222
Selling, general and administrative expenses	4,819,643	3,141,198
Depreciation and amortization	527,989	290,261

Total operating expenses	17,837,425	11,917,681

Income from Operations	2,928,058	1,603,053

Other Income (Expense)
Interest and dividend income	76,114	118,041
Realized and unrealized gain on investments	15,594	2,513
Interest expense	(46,950)	(6,172)

Total other income, net	44,758	114,382

Income Before Provision for Income Taxes	2,972,816	1,717,435

Provision for Income Taxes	1,321,275	728,838

Net Income	$1,651,541	$988,597

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity

Years Ended December 31, 2012 and 2011

	Common Stock		Series A Convertible Preferred Stock		Additional
	Number of		Number of		Paid-in	Retained
	Shares Issued	Amount	Shares Issued	Amount	Capital	Earnings	Total

Balance at January 1, 2011	1,155,000	$115	257,590	$3,144,800	$619,330	$2,124,615	$5,888,860

Restricted Stock Unit and Stock Option Grants	—	—	—	—	41,216	—	41,216

Net Income	—	—	—	—	—	988,597	988,597

Balance at December 31, 2011	1,155,000	115	257,590	3,144,800	660,546	3,113,212	6,918,673

Restricted Stock Unit and Stock Option Grants	—	—	—	—	53,813	—	53,813

Net Income	—	—	—	—	—	1,651,541	1,651,541

Balance at December 31, 2012	1,155,000	$115	257,590	$3,144,800	$714,359	$4,764,753	$8,624,027
Realized and unrealized gain on investments

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Years Ended December 31, 2012 and 2011

	2012	2011

Cash Flows from Operating Activities
Net income	$1,651,541	$988,597
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense - property and equipment	406,690	285,261
Amortization expense - intangible assets	121,299	5,000
Bad debts and claim adjustments	1,464,493	426,472
Share based compensation expense	53,813	41,216
Deferred income taxes	(108,271)	(111,600)
Changes in assets and liabilities:
Accounts receivable	(2,632,861)	(1,076,803)
Prepaid expenses and other current assets	(142,231)	(156,597)
Security deposits	(45,750)	(9,302)
Accounts payable and accrued expenses	682,875	813,814
Income taxes payable	191,104	(410,000)

Net Cash Provided by Operating Activities	1,642,702	796,058

Cash Flows from Investing Activities
Purchase of property and equipment	(603,806)	(479,167)
Purchase of net assets from National Health Benefits Corporation	(7,050,000)	—
Purchase of intangible assets	(136,860)	(125,130)
Proceeds from sales of trading securities	3,509,848	—
Purchase of trading securities	—	(2,063,328)

Net Cash Used in Investing Activities	(4,280,818)	(2,667,625)

Cash Flows from Financing Activities
Borrowings on term loan	3,500,000	—
Repayment of line of credit	—	(15,613)
Repayment of capital lease obligations	(30,809)	(55,147)

Net Cash Provided by (Used in) Financing Activities	3,469,191	(70,760)

Net Increase (Decrease) in Cash and Cash Equivalents	831,075	(1,942,327)

Cash and Cash Equivalents, Beginning of Year	3,110,092	5,052,419

Cash and Cash Equivalents, End of Year	$3,941,167	$3,110,092

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Years Ended December 31, 2012 and 2011

	2012	2011

Supplemental Disclosures of Cash Flow Information

Interest paid	$46,950	$6,172

Income taxes paid	$1,130,171	$1,138,838

On October 1, 2012 Premier Healthcare Exchange, Inc. acquired substantially all of the assets of National Health Benefits Corporation:
Assets acquired:
Cash and accounts receivable	$1,431,646	$—
Prepaid expenses and deposits	23,588	—
Property and equipment	42,761	—
Acquired software	916,000	—
Non-compete agreement	424,000	—
Customer contracts	832,000	—
Goodwill	4,633,811	—
Accounts payable and accrued expenses	(1,253,806)	—

Total assets acquired and cash paid	$7,050,000	$—

See notes to consolidated financial statements

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

1.              Nature of Operations

Premier Healthcare Exchange, Inc. (“PHX” or the “Company”) commenced operations during 2001, and is incorporated pursuant to the laws of the state of Delaware.

PHX offers solutions for healthcare organizations at every step of the claims process, from data entry to data analytics. PHX combines claim processing automation with professional services to deliver innovative, state-of-the-art, advanced cost management solutions for health plans.

PHX’s services include claims editing, clinical bill review and audit, proprietary and secondary network repricing, fee negotiations, Preferred Provider Organization (“PPO”) network management, and health benefits trend analysis and reporting.

PHX’s team is comprised of cost management analysts, medical professionals, and information technology specialists who understand the complexities of medical billing and coding, claims editing, data analytics, and PPO negotiations.

PHX’s healthcare organizations (the “Clients”) include Third Party Administrators (TPAs), various insurance carriers, unions, and Health Maintenance Organizations (HMOs). PHX has contracts with its Clients ranging from one to three years renewable for consecutive one-year terms thereafter unless terminated by written notice by either party. PHX continues to selectively expand its service offerings to provide its Clients with additional cost savings.

PHX also provides electronic payment services through its wholly owned subsidiary, Pay-Plus Solutions, Inc. (see below). These services aggregate payments to individual providers from multiple payers onto an electronic virtual payment card, which the provider accesses through its merchant processor. Payments can also be made as direct deposits to the provider’s account through the ACH. Providers can access their payment data through a secure website, as well as download payment data into their accounting or practice management systems.

On April 27, 2011, PHX formed a new wholly-owned subsidiary, Pay-Plus Solutions, Inc. (“Pay-Plus”), incorporated in the state of Delaware. Pay-Plus commenced production operations in 2012 and generated $923,170 of revenue for the year.

On October 1, 2012, PHX acquired the net operating assets of National Health Benefits Corporation (“NHBC”). The assets consisted of cash, client contracts, a proprietary operating system called ProPoint, network access contracts, accounts receivable, 29 employees and a leased facility in Scottsdale, Arizona. PHX assumed certain liabilities of the company, primarily trade payables. The net assets were transferred into in an existing inactive subsidiary, Premier Recovery Services, Inc., and the subsidiary was renamed Premier Healthcare Exchange West, Inc. (“PHX West”)

PHX evaluated subsequent events for recognition or disclosure through March 28, 2013, the date the consolidated financial statements were available to be issued.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

2.              Summary of Significant Accounting Policies

Basis of Accounting

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United State of America, which require the use of the accrual method of accounting. Under this accounting method, revenues are recognized when earned and expenses are recognized when incurred. Certain amounts in the prior periods presented have been reclassified to conform to the current period financial statement presentation. These reclassifications have no effect on previously reported net income.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of PHX and its wholly-owned subsidiaries, PHX West, Crossfire Technology Services, Inc., and Pay-Plus (collectively the “Company”). All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant estimates include the determinations of the useful lives of assets, allowances for doubtful accounts and claim adjustments, goodwill and intangible asset valuations, ability to realize deferred tax assets, valuation assumptions in calculating share-based compensation, and valuation of financial instruments. These estimates may be adjusted as more current information becomes available, and any adjustment could have a significant impact on recorded amounts.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of unrestricted cash on deposit at financial institutions and brokerage firms. The Company considers all highly liquid investments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents.

Trading Securities

The Company invests its excess cash balances in various bonds and mutual funds. Dividends from investments in municipal bonds are exempt from federal income tax. All investments are managed by professional investment advisors.

Investments in bonds and mutual funds are bought and held principally for the purpose of selling them in the near term and are classified as trading securities. Trading securities are measured at fair value in the accompanying consolidated balance sheet.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

The Company uses the specific identification method in determining realized gains and losses recognized currently in other income (expense) in the accompanying consolidated statement of income. The unrealized gains and losses measured at each reporting period are also reflected in other income (expense) in the accompanying consolidated statement of income.

In 2012, the Company liquidated all of its trading securities and used the proceeds for the acquisition of NHBC. As excess cash balances are generated going forward, the Company intends to invest such cash in a similar manner.

Accounts Receivable

Accounts receivable are reported at net realizable value. Accounts are charged to the allowance for doubtful accounts or the allowance for claim adjustments when they are determined to be uncollectible based upon management’s assessment of individual accounts. It is the policy of the Company to review the outstanding accounts receivable as well as the bad debt write-offs and collections experienced in the past, economic factors, specific customer information, claim cancellations and current credit considerations to establish a provision for bad debts for potentially uncollectible amounts and a provision for claim adjustments with corresponding increases in the allowance for doubtful accounts and allowance for claim adjustments, respectively. Write-offs of accounts receivable in 2012 and 2011 were not material.

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Purchases of property and equipment and additions and betterments, which substantially extend the useful life, are capitalized at cost. Depreciation and amortization, including amortization of equipment under capital leases, are computed using straight-line and accelerated methods over the estimate useful lives. The Company also provides for amortization of leasehold improvements over the lives of the respective leases or service lives of the improvements, whichever is shorter.

Expenditures for repairs and maintenance are charged to income as incurred. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are eliminated from the accounts. Any gain or loss on disposition is credited or charged to income.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset with the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the assets exceeds the fair value of the asset. Fair value is determined based on estimated discounted future cash flows expected to be generated by an asset. As of December 31, 2012 and 2011, the Company has determined that an impairment did not exist.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Long-lived assets will continue to be tested when events or circumstances indicate that an impairment or decline in value may have occurred. Upon completion of each review, there can be no assurance that a material charge will not be recorded.

Intangible Assets

Covenant Not To Compete

The intangible assets consist of a covenant not to compete valued at $25,000 obtained by PHX in the acquisition of Crossfire Technologies LLC in 2010, which is being amortized on the straight-line method over the life of the covenant, or five years. The annual amortization expense subsequent to December 31, 2012 will be $5,000 per year through 2014 and $2,917 in 2015. In addition, PHX obtained a non-compete agreement in the acquisition of NHBC in 2012 valued at $424,000, which is being amortized on the straight-line method over the life of the covenant, or 54 months. The annual amortization expense subsequent to December 31, 2012 will be $94,222 per year through 2016 and $23,556 in 2017.

Patent and Trademark

Costs such as application and registration fees and legal fees incurred in connection with obtaining approvals for patents and trademarks by the United States Patent and Trademarks office are also capitalized as intangible assets.

Patent and trademark costs once approved are amortized on a straight line basis over 5-20 years. The pending patent and trademark pertains to a Pay-Plus product. Management believes that its pending patent and trademark will be approved.

Web-Site Development Costs

The web-site development costs consist of:

A. $109,900 in web-site development costs incurred during 2011 for which work was completed in December 2011. The costs capitalized pertain to the actual web-site development stage which will be amortized over a three period commencing on January 1, 2012. The annual amortization expense subsequent to December 31, 2011 will be $36,633 per year through 2014. The other costs associated with the web-site development that were expensed in 2011 pertain to discovery, visual design, information and content migration costs.

B. $136,860 in web-site development costs incurred during 2012 for which work was completed in June 2012. The costs capitalized pertain to the actual web-site development stage which will be amortized over a three period commencing on July 1, 2012. The annual amortization expense subsequent to December 31, 2012 will be $ $46,287 in 2013 and 2014, and $23,143 in 2015.

Acquired Software

PHX acquired certain software and intellectual property in the acquisition of NHBC in 2012 valued at $916,000, which is being amortized using the straight-line method over its estimated useful life of 10 years. The annual amortization expense subsequent to December 31, 2012 will be $91,600 per year through 2022 and $68,700 in 2023.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Customer Base

PHX acquired approximately 60 client service agreements in the acquisition of NHBC in 2012 valued at $832,000, which is being amortized using the straight-line method over its estimated useful life of 20 years. The annual amortization expense subsequent to December 31, 2012 will be $41,600 per year through 2032 and $31,200 in 2033.

Goodwill

As a result of the acquisition of NHBC in 2012, PHX recorded Goodwill of $4,633,811. The value of the goodwill was based on an independent valuation. Goodwill is not amortized but is assigned to a specific reporting unit or asset class and tested for impairment at least annually or upon the occurrence of an event or when circumstances indicate that the reporting unit’s carrying amount of goodwill is greater than its fair value. As of December 31, 2012 PHX has determined that an impairment did not exist.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, and accounts receivable approximates fair value because of the short-term maturity of those instruments. The carrying amount of the term loan approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar remaining maturities. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instruments when available. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Deferred Rent

Operating leases, which provide for contractual lease payments that include rent-free periods or other lease incentives, are deferred and recorded as a reduction of rent expense in accordance with provisions of authoritative accounting guidance on accounting for leases. The excess of straight-line rent over contractual cash payments resulted in a deferred rent liability of $105,284 and $94,797 as of December 31, 2012 and 2011, respectively. The deferred rent liability is grouped in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

Stock Options

Compensation costs related to share-based payment transactions, including employee restricted stock units, common stock purchase warrants and stock options, are recognized in expenses in the accompanying consolidated financial statements.

The Company obtains an independent third party valuation report of its common stock on an annual basis each year as of September 30. The valuation report is used to help determine the share based compensation expense for stock options granted during the year subsequent to each September 30.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Revenue Recognition

Net revenue consists of revenue that is recognized when the Company completes the service and review of a medical claim by utilizing its bill review and audit, claims editing, fee negotiation, and re-pricing services on new and existing claim files and determines that a savings opportunity exists. Net revenue also consists of transactional and service fees that are earned as the services are provided pursuant to various contractual arrangements. Interchange revenue from claim payments is recognized when the payment is made to the provider, either through an ACH direct deposit or by placing the payment value on a virtual electronic payment card. In accordance with GAAP relating to principal agent considerations under revenue recognition, revenue is recognized on a net, rather than a gross basis. Amounts invoiced and collected in advance of being earned are recorded as unearned revenue. The Company had no unearned revenue as of December 31, 2012 and 2011.

Advertising

The Company expenses advertising and promotional costs as incurred. Advertising and promotional expenses for 2012 and 2011 were $996,110 and $518,236, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss and tax carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) authoritative guidance which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

3.              Asset Purchase Agreement

On July 25, 2012, PHX entered into an agreement to purchase the net operating assets of NHBC from Medical Capital Holdings, Inc., the sole stockholder of NHBC. All of the MCH’s property was in receivership in a case styled “SEC v. Medical Capital Holdings, Inc. et al, United States District Court, Central District of California, Southern Division, Case No. SA CV09-0818 DOC (RNBx)”. Subsequent to the signing of the agreement, the Receiver conducted an over-bid process, and a final auction was held on September 10, 2012 in the United States District Court, Central District of California, Southern Division. As a result of PHX’s bid of $7,050,000 and acceptance of certain changes to the terms of the agreement, the court awarded the right to purchase the net assets to PHX. The transaction closed on October 1, 2012, at which time PHX paid the purchase price in full. The assets consisted of client contracts, a proprietary operating system called ProPoint, network access contracts, accounts receivable, 29 employees and a leased facility in Scottsdale, Arizona. PHX assumed certain liabilities of the company, primarily trade payables. The net assets were transferred into an existing inactive subsidiary, Premier Recovery Services, Inc., and the subsidiary was renamed Premier Healthcare Exchange West, Inc.

The acquisition of the assets of NHBC substantially increases the Company’s market share and revenue base, presents a material opportunity for administrative and marketing cost synergies, and is expected to generate significant future earnings and cash flow. In addition, a significant opportunity exists to cross-sell PHX claim editing, clinical bill review & audit, and claim payment services to the acquired client base.

The acquisition was accounted for as an acquisition of a business. The total purchase cost was allocated to the assets acquired, including intangible assets based on their fair values at the acquisition date.

The following table summarizes the allocation of the $7,050,000 purchase price utilizing the estimated fair values of the assets acquired on October 1, 2012:

2012

Cash and accounts receivable	$1,431,646
Prepaid expenses and deposits	23,588
Property & equipment	42,761
Acquired software	916,000
Non-compete agreement	424,000
Customer contracts	832,000
Goodwill	4,633,811
Accounts payable and accrued expenses	(1,253,806)

Total assets acquired	$7,050,000

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

4.              Fair Value Measurements

FASB Codification, Fair Value Measurements and Disclosures, provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels of the fair value hierarchy under the Guidance are described as follows: Level 1 — Fair value is based on unadjusted quoted prices in active markets that are accessible to the Company for identical assets. These generally provide the most reliable evidence and are used to measure fair value whenever available.

Level 2 — Fair value is based on significant inputs, other than Level 1 inputs, that are observable either directly or indirectly for substantially the full term of the asset through corroboration with observable market data. Level 2 inputs include quoted market prices in active markets for similar assets, quoted market prices in markets that are not active for identical or similar assets, and other observable inputs.

Level 3 — Fair value would be based on significant unobservable inputs. Examples of valuation methodologies that would result in Level 3 classification include option pricing models, discounted cash flows, and other similar techniques.

Following is a description of the valuation methodologies used for trading securities measured at fair value. There have been no changes in methodologies as of December 31, 2012 and 2011.

Mutual funds are valued at the net asset value (“NAV”) of shares held by the Company at year end and are valued at the closing price reported on the active market on which the fund is traded.

Bonds are valued using market price quotations (where observable) from recently executed transactions, as well as, bond spreads or credit default swap spreads, benchmark yields, monthly payment data, collateral performance and new issue data.

At December 31, 2012 and 2011, the Company did not have any assets whose fair value was measured using Level 3 inputs.

The preceding methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different value measurement at the reporting date.

There were no transfers in or out of any level during the year ended December 31, 2012.

The following table presents the Company’s assets and liabilities that are measured at fair value on a recurring basis and are categorized using the fair value hierarchy.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

In 2012, the Company liquidated all trading securities and had no such securities at December 31, 2012.

	Assets at Fair Value as of December 31, 2011
	Level 1	Level 2	Level 3	Total

Trading securities:
Mutual funds:
Bond funds	$701,149	$—	$—	$701,149
Bonds:
Corporate bonds	—	1,158,845	—	1,158,845
Government bonds	—	874,854	—	874,854
Municipal bonds	—	775,000	—	775,000

Total trading securities	$701,149	$2,808,699	$—	$3,509,848

The following schedule summarizes the investment return included in other income (expense) for 2012 and 2011 on the consolidated statement of income:

	2012	2011

Unrealized and realized gain	$15,594	$2,513
Interest and dividend income	76,114	118,041

Total	$91,708	$120,554

5.              Property and Equipment

Property and equipment consists of the following at December 31, 2012 and 2011:

	December 31, 2012
		Accumulated	Net Book
	Cost	Depreciation	Value

Furniture and fixtures	$572,256	$(214,550)	$357,706
Office and other equipment	809,436	(475,215)	334,221
Equipment under capital lease	222,104	(213,890)	8,214
Leasehold improvements	302,704	(140,959)	161,745
Computer and proprietary software	324,380	(132,962)	191,418

Total	$2,230,880	$(1,177,576)	$1,053,304

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

	December 31, 2011
		Accumulated	Net Book
	Cost	Depreciation	Value

Furniture and fixtures	$378,626	$(117,332)	$261,294
Office and other equipment	529,404	(323,490)	205,914
Equipment under capital lease	222,104	(169,469)	52,635
Leasehold improvements	214,840	(79,038)	135,802
Computer and proprietary software	216,561	(86,557)	130,004
Construction-in-progress	27,778	—	27,778

Total	$1,589,313	$(775,886)	$813,427

Depreciation and amortization expense was $406,691 and $285,261 for 2012 and 2011, respectively.

6.              Intangible Assets

Intangible assets consists of the following at December 31, 2012 and 2011:

	December 31, 2012
		Accumulated	Net Book
	Cost	Amortization	Value

Covenant-not-to compete	$449,000	$(35,639)	$413,361
Patent and trademark costs-pending	15,230	—	15,230
Customer base	832,000	(10,400)	821,600
Acquired software	916,000	(22,900)	893,100
Website development costs	246,760	(59,443)	187,317

Total	$2,458,990	$(128,382)	$2,330,608

	December 31, 2011
		Accumulated	Net Book
	Cost	Amortization	Value

Covenant-not-to compete	$25,000	$(7,083)	$17,917
Patent and trademark costs-pending	15,230	—	15,230
Web-site development costs	109,900	—	109,900

Total	$150,130	$(7,083)	$143,047

Amortization expense was $121,299 and $5,000 for 2012 and 2011, respectively.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

7.              Line of Credit

On October 13, 2011, the Company entered into a Loan and Security Agreement with Comerica Bank for a revolving line of credit up to $3,000,000, with the amount of available credit equal to 85% of qualified accounts receivable. Interest is charged at a variable rate equal to the bank’s Prime Rate plus 0.5%. There were no borrowings under this facility as of December 31, 2012 and 2011.

8.              Term Credit Facility

In connection with the acquisition of NHBC on October 1, 2012, the company secured a term credit facility in the amount of $3,500,000 with Comerica Bank. All of the proceeds from the facility were used for the purchase of NHBC. The loan has a term of 42 months, with interest only payments for the first six months, then an amortization of the principal over the final 36 months of the term. Interest is charged at the variable rate equal to the bank’s Prime Rate plus 0.5%, which as of December 31, 2012 was 3.75%. The loan may be pre-paid at any time without penalty.

The Company has granted Comerica Bank a continuing security interest in essentially all of its personal property, presently existing as well as created or acquired in the future, to secure prompt repayment of any borrowings and to ensure compliance with each of the covenants of the loan agreement.

9.              Capital Lease Obligations

The Company is obligated under capital lease arrangements, bearing interest at 7.2% to 11.3% per annum, for equipment acquired for use in the Company’s operations. The equipment secures the obligations. At December 31, 2012, the scheduled future minimum lease payments required and the present value of the net minimum lease payments are as follows:

Year ending December 31,	Amount

2013	$4,883
2014	—

Total future minimum lease payments	4,883

Less amount representing interest	(51)

Present value of net minimum lease payments	4,832

Less current portion	(4,832)

Long-term obligation	$—

Equipment purchased under these capital leases have a cost and accumulated depreciation of $222,104 and $213,890, respectively, at December 31, 2012. Such assets had depreciation expense for both 2012 and 2011 of $44,421.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

10.       Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of:

	At December 31,
	2012	2011

Accounts payable	$1,447,661	$952,640
Accrued commissions	480,522	305,701
Accrued broker fees	238,369	178,653
Accrued administrative fees	1,089,517	655,030
Accrued network and recovery fees	534,855	494,193
Accrued rent	106,070	92,163
Accrued medical review fees	132,461	132,461
Accrued realized network fees	411,000	—
Accrued bonuses	651,000	413,758
Accrued expenses — other	480,448	446,924
Payroll and benefits	52,619	16,318

Total	$5,624,522	$3,687,841

11.  Cost of Services

The Company’s cost of services consists of the following:

	2012	2011

Administrative fees	$4,432,574	$2,801,940
Broker fees	555,730	395,243
Network access fees	4,079,901	2,139,723
Software fees	394,615	353,994
Medical review fees	299,852	222,007
Adjudication interface fees	426,757	275,609
Claim routing fees	145,003	84,171
Provider payments processing fees	121,054	—

Total	$10,455,486	$6,272,687

12.  Litigation

The Company is subject to various legal proceedings and claims arising in the ordinary course of business. Management of the Company believes that the ultimate resolution of these matters will not have a material adverse effect upon the Company’s accompanying consolidated financial statements.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

13.  Income Taxes

The provision for (benefit from) income taxes consists of the following:

	2012	2011

Current:
Federal	$962,546	$583,200
State	467,000	257,238

Total current	1,429,546	840,438

Deferred:
Federal	(92,031)	(59,112)
State	(16,240)	(52,488)

Total deferred	(108,271)	(111,600)

Total	$1,321,275	$728,838

The tax effect of the temporary differences that gave rise to deferred tax assets (liabilities) as of December 31, 2012 and 2011 are as follows:

	2012	2011

Allowance for doubtful accounts	$34,080	$27,600
Allowance for claim adjustments	344,345	261,000
State nexus	—	4,000
Share based compensation	21,525	20,200
Unrealized loss on investments	—	8,800
Legal and professional fees	89,365	—
Deferred rent	41,963	36,400

Total deferred income tax assets - current	531,278	358,000

Depreciation	(252,428)	(181,000)
Prepaid rent	—	(20,000)
Amortization	(13,579)	—

Total deferred income tax liabilities- long term	(266,007)	(201,000)

Net deferred tax asset	$265,271	$157,000

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

A reconciliation of the statutory federal income tax rate to the actual effective income tax rate is as follows:

	2012	2011

Statutory federal income tax rate	34.0%	34.0%
State income taxes, net of federal benefit	6.0	6.0
Permanent differences	1.6	3.0
Other	2.8	(.6)

Effective tax rate	44.4%	42.4%

A valuation allowance was not provided at December 31, 2012 or 2011. In assessing the realizability of deferred assets, management considered whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are expected to be deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

The Company adopted the FASB authoritative guidance on accounting for uncertainty in income taxes. Unrecognized tax benefits result from income tax positions taken or expected to be taken on the Company’s income tax returns for which a tax benefit has not been recorded in the Company’s financial statements. At December 31, 2012 and 2011, the total unrecognized tax benefits of $10,000 related to state nexus tax positions which is grouped with accounts payable and accrued expenses would positively impact the Company’s effective tax rate if recognized.

The Company files a U.S. federal income tax return and New Jersey, Georgia, Arizona, Florida and Ohio income tax returns. The Company’s federal income tax return is no longer subject to examination by the federal taxing authority for the years before 2008. The Company also files separate New Jersey income tax returns for its subsidiaries. The Company’s New Jersey, Georgia, Arizona, Florida and Ohio income tax returns are no longer subject to examination by the respective taxing authorities for the years before 2007.

14.  Concentration of Credit Risk

The Company maintains its cash and cash equivalents with financial institutions located in California, Missouri, and New Jersey. It is the Company’s policy to monitor the financial strength of the institutions on a regular basis. During 2012 and 2011, the Company’s cash balances exceeded the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $250,000 per financial institutions. However, the Company’s financial institutions participate in the FDIC’s Transaction Account Guarantee Program in which all non-interest bearing transaction accounts are fully guaranteed by the FDIC. The Company has not experienced any losses in such accounts and it believes it is not exposed to any significant credit risk on cash and cash equivalents.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

In 2012, the Company liquidated all of its securities holdings and used the proceeds for the acquisition of NHBC. The Company closed one of its two brokerage accounts and had a cash balance in the other account of $102,197 at December 31, 2012. Balances are insured up to $500,000, with a limit of $100,000 for cash, by the Securities Investor Protection Corporation (SIPC) per financial institution. At December 31, 2012 and 2011, the Company had $2,197 and $2,509,848 in excess of SIPC insured limits, respectively.

Sales are made to the Company’s customers in the ordinary course of business. Generally, these sales are unsecured, but the Company considers the amounts to be fully collectible. Accounts receivable consist of amounts due from customers located throughout the United States. One customer accounted for approximately 13% of the Company’s revenue in 2012 and 2011. Accounts receivable from the major customer at December 31, 2012 and 2011 totaled $457,428 (9% of total accounts receivable) and $203,344 (6% of total accounts receivable), respectively. Management monitors the accounts receivable credit risk by prescreening customers, periodic follow-up, and collection efforts.

15.  Commitments

Operating Lease

The Company is committed for annual rentals under a non-cancelable operating lease for its office space. In September 2010, the Company signed an addendum to its operating lease whereby it leased an additional 6,000 square feet of office space at its current Bedminster, New Jersey location for a period of 53 months commencing with the date of acceptance of the new space. The addendum also extended the lease on the Company’s existing space to be co-terminus with the new space. The Company accepted the new space on January 21, 2011; therefore, the lease will expire in June 2015, at which time the Company has the option of renewing for an additional five years, at the then fair market rental value of the property. In December 2011, the Company signed an operating lease for 4,700 square feet of office space in Clearwater, Florida to house operations for the Pay-Plus subsidiary. The lease has a term of 39 months, expiring on February 28, 2015. In February of 2012, the Company signed an operating lease for 7,600 square feet of office space in Bedminster, New Jersey for additional space to meet expansion needs. The facility is less than one mile from the current corporate facility. The lease is co-terminus with the corporate facility, expiring in June 2015. As part of the acquisition of NHBC on October 1, 2012, the Company assumed its existing sub-lease for 8,140 square feet of office space in Scottsdale, Arizona. This sub-lease expires concurrently with the underlying lease on March 31, 2014, at which time the company will need to either negotiate a new lease directly with the landlord or secure an alternative office location.

The following schedule of the future annual base rental expense, excluding common area maintenance costs, under the amended lease, Pay-Plus lease and expansion lease as of December 31, 2012 is as follows:

	Amount	Amount
Year	(Lease-Term)	(Straight-Term)

2013	973,632	939,585
2014	877,123	829,695
2015	390,437	366,629

Total	$2,241,192	$2,135,909

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Office rent expense, which also includes other rent expense for month-to-month leases on field offices, was approximately $836,445 and $537,053 in 2012 and 2011, respectively.

Employment Agreements

On September 15, 2010, the Company entered into employment agreements with the chief executive officer and chief operating officer of the Company for terms ending on September 15, 2013, with provisions for automatic renewal for additional one-year terms unless either party gives written notice to the other at least ninety days prior to the expiration of the then current term. On August 1, 2011, the Company entered into an employment agreement with the chief financial officer, for a term ending on August 1, 2014, with provisions for automatic renewal for additional one-year terms unless either party gives written notice to the other at least ninety days prior to the expiration of the then current term. The Company also entered into employment agreements with varying terms with 4 other key managers of the Company during 2011 and 4 additional key managers in 2012. The employment agreements establish base salary, bonus eligibility, and benefits received, provide for severance benefits under certain conditions, and contain non-competition and non-solicitation provisions. The Company does not have any contractual commitments for employment with any other employee.

Equity Plan and Stock Plan

On September 15, 2010, the board of directors of the Company voted to adopt the Premier Healthcare Exchange, Inc. 2010 Stock Option Plan (the “Stock Plan”), and authorized 92,850 shares of common stock to be issued under the plan. Under the terms of the Stock Plan, the Company’s board of directors is authorized to grant non-qualified, qualified and other stock options and to grant or award restricted stock units to key employees, directors and others.

On December 10, 2010, the board of directors of the Company pursuant to the Stock Plan granted non-qualified stock options for 29,632 shares of common stock at a strike price of $4.00 per share to various employees of the Company of which 22,632 shares were granted to an officer of the Company. Two of the grant holders aggregating a total of 2,000 stock options have special vesting provisions based on the achievement of certain performance measures by the respective employees in 2011 and the remaining 27,632 stock options vest 25% on the first anniversary of the grant date (“Initial Vesting Date”) and 6.25% on the date three months after the Initial Vesting Date and on such date every third month thereafter through the fourth anniversary date of the Initial Vesting Date. In January 2012, the Company determined that the two grant holders with performance-based vesting measurements did not achieve the necessary performance targets, and the options were cancelled and put back into the option pool.

On April 8, 2011, the board of directors of the Company pursuant to the Stock Plan granted non-qualified stock options totaling 7,500 shares of common stock at a strike price of $4.00 per share to two outside directors of the Company. These shares were 50% vested on the grant date, and the remaining 50% vested on the first anniversary of the grant date.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

On May 1, 2011, the board of directors of the Company pursuant to the Stock Plan issued a Common Stock Purchase Warrant to a PHX Broker Representative who is also a shareholder of the Company. The warrant entitles the holder to purchase from the Company, at any time prior to the earlier of May 1, 2016 or the consummation of a Change in Control but only up to the number of warrant shares that are fully vested and exercisable, up to 50,000 shares of common stock at a strike price of $8.50, the actual amount to be determined based on the achievement of certain adjusted gross revenue performance thresholds for new business secured by the holder pursuant to a Sales and Marketing Agreement between the Company and the holder. The first 12 month measurement period ended on April 30, 2012, and the Company determined that the required adjusted gross revenue threshold had not been met, and therefore no vesting was achieved during the period, however, such vesting may be achieved in the future if the necessary adjusted gross revenue threshold is achieved by the end of the next vesting period. The vesting % based on full achievement of certain adjusted gross revenue performance thresholds is summarized as follows:

Time Period	Vesting %

May 1, 2011 through April 30, 2012	25.0%
May 1, 2012 through April 30, 2013	37.5%
May 1, 2013 through April 30, 2014	37.5%
100.0%

On February 7, 2012, the board of directors of the Company pursuant to the Stock Plan granted non-qualified stock options for 167,774 shares of common stock at a strike price of $6.00 per share to the President of the Pay-Plus Solutions subsidiary. Of these, 15,252 shares vested six months after the date of the grant, and the balance have a special performance based vesting provision, under which shares vest based on the attainment of certain revenue and EBITDA thresholds. As of December 31, 2012, none of the vesting thresholds had been attained.

On February 10, 2012 and September 10, 2012, the board of directors of the Company pursuant to the Stock Plan granted non-qualified stock options totaling 30,218 shares of common stock at a strike price of $6.00 per share to various employees of the Company of which 12,368 shares were granted to an officer of the Company. These options vest 25% on the first anniversary of the grant date (“Initial Vesting Date”) and 6.25% on the date three months after the Initial Vesting Date and on such date every third month thereafter through the fourth anniversary date of the Initial Vesting Date.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

A summary of the various grants under the Stock Plan are as follow:

Outstanding
Grants

Outstanding options, January 1, 2011	$57,132
Issued pursuant to stock option grants	7,500
Issued pursuant to stock purchase warrants	50,000
Cancelled stock option grants	(2,000)

Outstanding options and stock purchase warrants, December 31, 2011	112,632

Issued pursuant to stock option grants:
Time based vesting	30,218
Performance based vesting	167,774

Outstanding options and stock purchase warrants, December 31, 2012	$310,624

As of December 31, 2012, the Company has fully issued all of the authorized 92,850 stock option grants.

The Company recorded $29,340 and $29,343 in share based compensation expense for 2012 and 2011, respectively, based on the estimated fair value of the options outstanding of the restricted stock units which is being amortized on a straight-line basis over the vesting period of 3 years. As of December 31, 2012 and 2011, the Company has recorded a deferred tax asset for the future tax benefit for the share-based compensation expense. The estimated fair value of the restricted stock units granted on the date of issuance in 2010 was $3.30 per share with a 3% attrition rate based on the historical results of the former Equity Plan. As of December 31, 2012 and 2011, there was $20,748 and $50,085, respectively, of net unrecognized compensation costs related to options that are not vested which is expected to be recognized over 1 year and 8.5 months as of December 31, 2012 for the restricted stock units. As of December 31, 2012, no such restricted stock units were vested.

The Company recorded $24,473 and $11,873 in share based compensation expense for 2012 and 2011, respectively, based on the estimated fair value of the options outstanding pertaining to the stock option grants which is being amortized on a straight-line basis over the vesting period of 1 to 4 years. As of December 31, 2012 and 2011, the Company has recorded a deferred tax asset for the future tax benefit for the share-based compensation expense. The estimated fair value of the stock options granted on the date of issuance in 2012 was $1.96 per share and in 2011 was $1.24 per share. The fair value of the stock options at the date of grant was estimated using the Black Scholes option pricing model. The expected volatility was obtained from comparable publicly traded companies that were similar to the Company. There were no such stock options exercised, forfeited, or expired in 2012.

Premier Healthcare Exchange, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

The assumptions made in calculating the fair value of the stock options are as follows:

	2012	2011

Expected term in years	1-4	1-4
Expected volatility	45.00%	42.41%
Expected dividend yield	N/A	N/A
Risk-free interest rate	.27%	.80%

As of December 31, 2012 and 2011, there was $72,393 and $37,639, respectively, of net unrecognized compensation costs related to options that are not vested. As of December 31, 2012, 36,568 stock option grants were vested.